UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2013

CAPLEASE, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32039 (Commission File Number)	52-2414533 (IRS Employer Identification No.)

1065 Avenue of the Americas
New York, New York 10018
(Address of principal executive offices, including zip code)

(212) 217-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 10, 2013, at a special meeting of stockholders of CapLease, Inc., a Maryland corporation (the “Company”), the Company’s common stockholders approved the merger of the Company with and into a wholly owned subsidiary of American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), and the other transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated May 28, 2013, by and among the Company, ARCP and certain affiliates of each. The stockholders of the Company also approved at the special meeting a non-binding, advisory resolution to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the completion of the merger. A third proposal to adjourn the special meeting to solicit additional proxies to approve the merger was not needed.

The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1: Approval of the merger and other transactions contemplated by the Merger Agreement

For	Against	Abstain	Broker Non-Votes
66,428,063	267,245	127,145	188,543

Proposal 2: Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger

For	Against	Abstain	Broker Non-Votes
39,274,078	26,216,738	1,331,634	188,546

Item 8.01. Other Events.

On September 10, 2013, the Company issued a press release announcing the stockholders’ approval of the merger, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by CapLease, Inc. on September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Vice President, General Counsel and Corporate Secretary

Date: September 10, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by CapLease, Inc. on September 10, 2013